                                                             EXHIBIT 1.A.(5)(a)

[LOGO]     MONARCH LIFE INSURANCE COMPANY            VARIABLE LIFE
           A stock company located                   SERVICE CENTER
           in Springfield, Massachusetts             146 CHESTNUT STREET
                                                     SPRINGFIELD, MA 01103
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                  INSURED Richard Roe            ISSUE AGE/SEX 35 Male
           SINGLE PREMIUM $100,000               FACE AMOUNT   $369,443
               ISSUE DATE January 1, 1986        POLICY DATE   January 1, 1986
            POLICY NUMBER Specimen               UNDERWRITING  Standard-Medical
                                                 CLASS

                 MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                 This policy is a legal contract between its owner and us. PLEASE READ IT CAREFULLY. In this policy, the word YOU refers to the insured shown in the Policy Schedule. WE refers to Monarch Life Insurance Company.

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DEATH BENEFIT    We will pay the death benefit proceeds to the beneficiary
PROVIDED BY      when we receive proof of your death. For details on death
THIS POLICY      benefit proceeds and the Guarantee Period see INSURANCE
                 BENEFITS.

                 During the first policy processing period, the death benefit equals this policy's face amount. Afterwards, the death benefit may increase or decrease on each policy processing date, depending on the policy's investment results. During the Guarantee Period it will never be less than the policy's face amount.

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CASH VALUE       During your lifetime while this policy is in effect, we
BENEFITS         provide cash value benefits and other important rights as
PROVIDED         described in this policy. Subject to our rules, the owner
BY THIS POLICY   may make additional payments under this policy.  See
                 ADDITIONAL PAYMENT OPTION for details.

                 The cash value may increase or decrease on any day, depending on the investment results for this policy. No minimum amount is guaranteed. See POLICY BENEFITS FOR THE OWNER for information on cash values.

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INVESTMENT       The owner can allocate this policy's total investment base
RESULTS FOR      among investment divisions.  Each division invests in a
THIS POLICY      designated investment portfolio.  Cash values and death
                 benefits increase or decrease depending on the investment experience of the divisions, the allocation of the policy's investment base among the divisions and the timing and amount of any additional payments. See HOW VARIABLE LIFE
                 INSURANCE WORKS for details.

SP86
                                     - 1 -

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RIGHT TO EXAMINE This policy may be returned on or before the end of the FREE
THIS POLICY      LOOK PERIOD. That period ends on the later of:

                 - 10 days after the owner receives the policy; or
                 - 45 days after the owner completes part 1 of the
                   application.

                 Mail or deliver the policy to us or to the agent who sold it. The returned policy will be treated as if we never issued it. We'll promptly pay the sum of (a) the difference between the single premium paid and the amount allocated to the separate account and (b) the policy's total investment base as of the date we receive the policy. Or, if required in the applicable state, we'll promptly return the single premium paid.



                 /s/ RAYMOND A. TERFERA                 /s/ BRUCE BROWN
                 -----------------------                -----------------------
                     Raymond A. Terfera                     Bruce Brown
                               Secretary                              President


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MODIFIED SINGLE  Variable life insurance payable upon death of insured.
PREMIUM VARIABLE Death benefit subject to guaranteed minimun during Guar-
LIFE INSURANCE   antee Period.  Guaranteed minimun is policy's face amount.
POLICY           Single premium Additional payment option.  Non-
                 participating. Investment results reflected in policy benefits.


SP86
                                     - 2 -

                 ------------------------------------------------------------

                 POLICY CONTENTS

                 ------------------------------------------------------------

                 POLICY SCHEDULES

                       POLICY FACTS                         Policy Schedule 1

                       CHARGES AND FEES FOR THIS POLICY                     2

                       TABLE OF NET SINGLE PREMIUM FACTORS                  3

                       TABLE OF GUARANTEED MAXIMUM MORTALITY RATES          4

                       THE SEPARATE ACCOUNT                                 5

                       INTRODUCTION TO THIS POLICY                     Page 3

                       HOW VARIABLE LIFE INSURANCE WORKS                    4

                       POLICY BENEFITS FOR THE OWNER                        8

                       INSURANCE BENEFITS                                  11

                       CHOOSING AN INCOME PLAN                             13

                       OTHER IMPORTANT INFORMATION                         16

                       A copy of the application(s) and any additional benefit riders and endorsements are at the back of this policy.
















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POLICY SCHEDULES The Policy Schedules come right after this page. They give specific facts about this policy and its coverage. Please refer to them while reading this policy.

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                 Policy Schedule 1

                  INSURED Richard Roe            ISSUE AGE/SEX 35 Male
           SINGLE PREMIUM $100,000               FACE AMOUNT   $369,443
               ISSUE DATE January 1, 1986        POLICY DATE   January 1, 1986
            POLICY NUMBER Specimen               UNDERWRITING  Standard-Medical
                                                 CLASS

                 POLICY FACTS

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OWNER            Owner of this policy on the issue date is Mary Roe.

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POLICY           Policy processing dates are the policy date and the days
PROCESSING       when we deduct charges and recalculate death benefits and
DATE             are on the same day of the month as the policy date at the end of each successive 3 month period.
POLICY           A policy processing period is the period between successive
PROCESSING       policy processing dates.
PERIOD

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INVESTMENT       Maximum number of divisions to be allocated at any one time: 5
BASE-            Allocation of total investment base on policy date is as
ALLOCATION       follows:
INFORMATION        Money Reserve  $25,000           1990 Trust  $10,000
                   1991 Trust     $20,000           1993 Trust  $20,000
                   1995 Trust     $25,000           Total      $100,000
                 Maximum number of allocation changes per policy year: 5

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MATURITY DATE    On the maturity date of an investment division, amounts in
OF AN INVEST-    that division will be allocated to the Money Reserve
MENT DIVISION    Division, unless otherwise specified by the owner.

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ADDITIONAL       Maximum attained age of insured is 80
PAYMENT OPTION   Payment permitted per policy processing period:  1
                 Minimum payment is $1,000
                 Maximum payment is $25,000

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POLICY LOAN      Minimum loan amount is $1,000 (except when used to pay
                 premiums on another Monarch Variable Life Insurance Policy) Minimum repayment amount is $1,000
                 Loan interest rate is 4.75% per year

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GUARANTEE        The Guarantee Period is for the life of the insured.
PERIOD

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GRACE PERIOD     The Grace Amount is 3 times the charges which were due on the policy processing date on which we determined that the cash value was insufficient.

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INTEREST RATE   Computations of cash values, tabular values, present values,
AND MORTALITY   net single premiums and net single premium factors are based
TABLE USED IN   on:
OUR COMPUTA-    -   1980 CSO Mortality Table (Male)
TIONS           -   interest at 4% per year

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POLICY RIDERS,  Special Allocation Rider
IF ANY          -   designated division is Money Reserve
                -   Base Amount is $1,000

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SCH1(86)-S                                                   Policy Schedule 1

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                 Policy Schedule 2

                  INSURED   Richard Roe        ISSUED AGE/SEX  35 Male
           SINGLE PREMIUM   $100,000           FACE AMOUNT     $369,443
              ISSUED DATE   January 1, 1986    POLICY DATE     January 1, 1986
            POLICY NUMBER   Specimen           UNDERWRITING    Standard-Medical
                                               CLASS

                 CHARGES AND FEES FOR THIS POLICY

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PREMIUM LOADING  Single Premium:
DEDUCTED BEFORE  -  none
ALLOCATION       Additional Payments:
                 -  none

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BASIC POLICY     Mortality Cost:
CHARGES AND      -  guaranteed maximum mortality rates per $1,000 are
FEES DEDUCTED       shown in Policy Schedule 4
FROM THE
INVESTMENT BASE  Administrative Fees:
                 -  none

                 Transaction Fees:
                 -  none

                 Annual Recovery of Deferred Policy Loading:
                 - .70% of single premium deducted annually on the first through tenth policy anniversaries
                 - .65% of each additional payment deducted annually on the first through tenth policy anniversaries following receipt and acceptance of the payment.

                 Loan Charge:
                 -  maximum of .75% of policy debt deducted annually

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CHARGES          Asset Charge:
DEDUCTED FROMS   -  daily charge of .001373% (equivalent to .50% annually in
DIVISIONS           advance) deducted from Money Reserve Division
IN SEPARATE
ACCOUNT          -  daily charge of .001649% (equivalent to .60% annually in advance) deducted from all divisions other than Money
                    Reserve Division

                 Trust Charge:
                 - daily charge of .00686% (equivalent to .25% annually in advance)

                    We reserve the right to increase the Trust Charge, but in no event above .001373% (equivalent to .50% annually in advance).

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Rider Charges    None



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SCH1(86)-S                                                   Policy Schedule 2

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SCH1(86)-S                                                   Policy Schedule 2

                               Policy Schedule 2
                                  (Continued)

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DEFERRED POLICY  The amount of Deferred Policy Loading applicable during a
LOADING policy year is deducted from this policy's investment base in calculating its cash value.

                 -  Single Premium
                    The amount of the Deferred Policy Loading attributable to the single premium is:

                 During                       During
                 Policy       As % of         Policy      As % of Single
                  Year     Single Premium      Year          Premium
                -------    --------------    -------      ---------------
                   1           7.00%            6              3.50%
                   2           6.30             7              2.80
                   3           5.60             8              2.10
                   4           4.90             9              1.40
                   5           4.20            10               .70
                                               11+                0

                 Policy year is measured from the Policy Date.

                 -  Additional Payment
                    The increase in the amount of the Deferred Policy Loading attributable to an additional payment is:

                 During    As $ of Each      During        As % of Each
                 Policy     Additional       Policy         Additional
                  Year       Payment         Year           Premium
                -------    ------------      ------       -------------

                   1           6.50%            6              3.25%
                   2           5.85             7              2.60
                   3           5.20             8              1.95
                   4           4.55             9              1.30
                   5           3.90            10               .65
                                               11+                0

                 Policy year is measured from the date we receive and accept an additional payment.

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SCH2(86)-S                                                   Policy Schedule 2

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                               Policy Schedule 3

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                   TABLE OF NET SINGLE PREMIUM FACTORS (MALE)
                 (Attained Age Factors Per $1.00 of Cash Value)

Attained                Attained              Attained               Attained
  Age        Factor        Age     Factor       Age       Factor       Age        Factor
--------     -------    -------    --------    -------    ------      ------      -------
   0         11.49954      25       5.50509      50        2.47280       75      1.35450
   1         11.55535      26       5.33504      51        2.40079       76      1.33241
   2         11.23469      27       5.16769      52        2.33165       77      1.31168
   3         10.91107      28       5.00375      53        2.26536       78      1.29216
   4         10.59210      29       4.84355      54        2.20187       79      1.27361
   5         10.27644      30       4.68735      55        2.14114       80      1.25595
   6          9.96314      31       4.53535      56        2.08303       81      1.23914
   7          9.65251      32       4.38789      57        2.02741       82      1.22318
   8          9.34405      33       4.24484      58        1.97410       83      1.20815
   9          9.04077      34       4.10644      59        1.92297       84      1.19413
  10          8.74432      35       3.97251      60        1.87389       85      1.18111
  11          8.45451      36       3.84320      61        1.82682       86      1.16906
  12          8.17528      37       3.71858      62        1.78174       87      1.15789
  13          7.90826      38       3.59842      63        1.73865       88      1.14745
  14          7.65521      39       3.48286      64        1.69753       89      1.13738

  15          7.41620      40       3.37166      65        1.65835       90      1.12783
  16          7.19114      41       3.26477      66        1.62103       91      1.11802
  17          6.97837      42       3.16226      67        1.58549       92      1.10832
  18          6.77599      43       3.06363      68        1.55152       93      1.09816
  19          6.58198      44       2.96886      69        1.51904       94      1.08730
  20          6.39386      45       2.87778      70        1.48796       95      1.07444
  21          6.21002      46       2.79033      71        1.45828       96      1.06049
  22          6.02991      47       2.70629      72        1.43002       97      1.04937
  23          5.85240      48       2.62543      73        1.40327       98      1.03093
  24          5.67762      49       2.54758      74        1.37811       99      1.01510
                                                                        100      1.00000


Factors shown are based on the insured's attained age as of each policy anniversary.

The Net Single Premium Factor on a date during a policy year is determined by interpolating between the factors for the policy anniversaries immediately preceding and immediately following that date.

SCH3(86)-S                                                   Policy Schedule 3

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                               Policy Schedule 4

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               TABLE OF GUARANTEED MAXIMUM MORTALITY RATES (MALE)
        (Attained Age Quarterly Rates per $1,000 of Net Amount at Risk)

Attained                Attained              Attained               Attained
  Age        Factor        Age     Factor       Age       Factor       Age        Factor
--------     -------    -------    --------    -------    ------      ------      -------
   0         1.05          25       0.44         50        1.68         75       16.72
   1         0.27          26       0.43         51        1.83         76       18.45
   2         0.25          27       0.43         52        2.00         77       20.27
   3         0.25          28       0.43         53        2.19         78       22.15
   4         0.24          29       0.43         54        2.40         79       24.15
   5         0.23          30       0.43         55        2.63         80       26.36
   6         0.21          31       0.44         56        2.89         81       28.84
   7         0.20          32       0.46         57        3.15         82       31.67
   8         0.19          33       0.48         58        3.43         83       34.91
   9         0.19          34       0.50         59        3.73         84       38.50
  10         0.18          35       0.53         60        4.06         85       42.37
  11         0.19          36       0.56         61        4.43         86       46.45
  12         0.21          37       0.60         62        4.86         87       50.72
  13         0.25          38       0.65         63        5.34         88       55.16
  14         0.29          39       0.70         64        5.87         89       59.79

  15         0.33          40       0.76         65         6.46        90       64.68
  16         0.38          41       0.82         66         7.09        91       69.95
  17         0.42          42       0.89         67         7.76        92       75.82
  18         0.45          43       0.97         68         8.47        93       82.63
  19         0.47          44       1.05         69         9.25        94       91.64
  20         0.48          45       1.14         70        10.13        95      105.27
  21         0.48          46       1.23         71        11.13        96      129.03
  22         0.47          47       1.33         72        12.28        97      177.60
  23         0.47          48       1.44         73        13.61        98      307.77
  24         0.46          49       1.56         74        15.10        99      333.33

Rates shown are based on the insured's attained age as of each policy anniversary. They do not change during a year.















SCH4(86)-S                                                 Policy Schedule 4

                 Policy Schedule 5

                 THE SEPARATE ACCOUNT
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The Separate     The Separate Account is Variable Account A which is
Account organized in and governed by the laws of the Commonwealth of Massachusetts, our state of domicile. The Separate Account is divided into investment divisions.

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Investment       Each investment division listed below invests in shares of
Divisions        the mutual fund portfolio designated. Each portfolio is a
Investing in     part of the Merrill Lynch Series Fund, Inc., managed by
Shares of a      Merrill Lynch Asset Management, Inc., which is a subsidiary
Mutual Fund      of Merrill Lynch & Co., Inc.

MONEY RESERVE    MONEY RESERVE PORTFOLIO
DIVISION         Objective   -  Preservation of capital, liquidity and a high
                                level of current income consistent with these
                                objectives.
                 Investments -  Money market instruments including: short
                                term U.S. government securities, government
                                agency securities, bank money instruments,
                                prime commercial paper and high grads short
                                term corporate obligations.
                 Term        -  Substantially all issues maturing in less
                                than 1 year.
GOVERNMENT       INTERMEDIATE GOVERNMENT BOND PORTFOLIO
BOND DIVISION    Objective   -  Highest possible income while protecting
                                capital.
                 Investments -  Debt securities of the U.S. government or its agencies.
                 Term        -  Generally securities maturing in an average
                                of 6 to 8 years.  Maximum maturity will not
                                exceed 15 years.
CORPORATE        LONG TERM CORPORATE BOND PORTFOLIO
BOND DIVISION    Objective   -  High current income.
                 Investments -  Primarily high quality fixed income corporate bonds.
                 Term        -  Generally corporate bonds maturing in more
                                than 15 years.
HIGH YIELD       HIGH YIELD PORTFOLIO
DIVISION         Objective   -  Highest current income.
                 Investments -  Primarily fixed income securities rated in
                                the lower categories of the established
                                rating services.
CAPITAL STOCK    CAPITAL STOCK PORTFOLIO
DIVISION         Objective   -  Long term growth of capital and income, plus
                                reasonable current income.
                 Investments -  Common stocks of good or improving quality
                                thought to be undervalued.  Cash reserves
                                including government and money market
                                securities will be used as management
                                considers appropriate.
GROWTH STOCK     GROWTH STOCK PORTFOLIO

DIVISION         Objective   -  Above average long term growth of capital.
                                Current income not major consideration.
                 Investments -  Primarily common stocks of aggressive growth companies considered to have special growth potential.























SCH5A(86)-SAF                                                Policy Schedule 5
                                                                        (5/88)

                               Policy Schedule 5
                                  (Continued)
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GLOBAL STRATEGY  GLOBAL STRATEGY PORTFOLIO
DIVISION         Objective    -  High total investment return.


                 Investments  -  Primarily a diversified portfolio of equity and fixed income securities of U.S. and
                                 foreign issuers.
MULTIPLE         MULTIPLE STRATEGY PORTFOLIO
STRATEGY         Objective    -  Highest total investment return consistent
DIVISION                         with prudent risk through fully managed
                                 investment policy.
                 Investments  -  May, at any given time, be substantially
                                 invested in equity securities, bonds and
                                 notes or money market securities.
NATURAL          NATURAL RESOURCES PORTFOLIO
RESOURCES        Objective    -  Long term growth and protection of
DIVISION                         capital.
                 Investments  -  Equity securities of domestic and foreign
                                 companies with substantial natural resource
                                 assets.
BALANCED         BALANCED PORTFOLIO
DIVISION         Objective    -  Current income as well as capital
                                 appreciation.
                 Investments  -  Balanced portfolio of fixed income and equity securities.

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Investment       Each investment division listed below invests in units of a
Divisions        unit investment trust. Each trust is a part of The Merrill
Investing in     Lynch Fund of Stripped ("Zero") U.S. Treasury Securities,
Units of a Unit Series A through E, and is sponsored by Merrill Lynch, Investment Trust Pierce, Fenner & Smith Inc., which is a subsidiary of
                 Merrill Lynch & Co., Inc.

                 The objective and investments listed below apply to all trusts. The maturity date is specified for each.
                 Objective    -  To provide safety of capital and a high yield
                                 to maturity.
                 Investments  -  Bearer debt obligations of the United States of America which have been stripped of their
                                 unmatured interest coupons, coupons stripped
                                 from debt obligations of the United States of
                                 America and receipts and certificates for
                                 such stripped debt obligations and stripped
                                 coupons.
                 Maturity     -  The Divisions have the following fixed
                 Date            maturity dates.

                                          DIVISION      MATURITY DATE
                                         ----------    ---------------
                                         1988 TRUST    August 15, 1988
                                         1989 TRUST    February 15, 1989
                                         1990 TRUST    November 15, 1990

                                         1991 TRUST    August 15, 1991
                                         1992 TRUST    May 15, 1992
                                         1993 TRUST    November 15, 1993
                                         1994 TRUST    August 15, 1994
                                         1995 TRUST    November 15, 1995
                                         1996 TRUST    February 15, 1996
                                         1997 TRUST    February 15, 1997
                                         1998 TRUST    February 15, 1998
                                         2001 TRUST    February 15, 2001
                                         2003 TRUST    August 15, 2003
                                         2005 TRUST    February 15, 2005
                                         2006 TRUST    February 15, 2006
                                         2007 TRUST    February 15, 2007
                                         2008 TRUST    February 15, 2008

NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THE POLICY, THE MERRILL LYNCH
      SERIES FUND, INC., AND THE MERRILL LYNCH FUND OF STRIPPED ("ZERO") U.S. TREASURY SECURITIES, SERIES A THROUGH E, FOR MORE DETAILS.

SCH5A(86)-SAF                                                Policy Schedule 5
                                                                        (5/88)

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                 INTRODUCTION TO THIS POLICY
                 This policy insures your life. You are also the owner of this policy unless another owner has been named in the application. The owner is shown in Policy Schedule 1. If someone else is named as owner, that person has the rights and options described in this policy.

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THIS POLICY IS A This policy is a contract between its owner and us. We
CONTRACT provide insurance coverage and other benefits as stated in this policy. We do this in return for a completed application and payment of a single premium.
                 Whenever we use the word POLICY, we mean the entire contract. The entire contract consists of:
                       -  the basic policy;
                       -  the attached copy of the initial application;
                       - all subsequent applications to change the basic policy; and
                       -  any riders or endorsements.
                 RIDERS and ENDORSEMENTS add provisions or change the terms of the basic policy.

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DATES AND AGES   The following dates and the issue age are shown in Policy
REFERRED TO IN   Schedule 1.
THIS POLICY      DATE OF ISSUE
                 This is the date this policy is issued at our Service
                 Center. The contestable and suicide periods are measured from this date.
                 POLICY DATE
                 This date is used to determine policy processing dates, policy years and anniversaries. The policy date may or may not be the same as the date of issue.
                 ISSUE AGE
                 This is the age we use to determine the single premium for this policy. It is your age on your birthday nearest the policy date.
                 ATTAINED AGE
                 This is your issue age plus the number of full years elapsed since the policy date.

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RIGHT TO NAME A  If you are not the owner, the owner may name a contingent
CONTINGENT OWNER owner. The owner may want to do this in case he or she dies before you. Ownership of this policy would then pass to the contingent owner. If there's no contingent owner, ownership would pass to the deceased owner's estate.

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THE BENEFICIARY  The beneficiary is the person to whom we pay the proceeds upon your death. We pay the proceeds to the primary beneficiary. If the primary beneficiary (whether or not irrevocable) has died, the proceeds are paid to any contingent beneficiary. If there is no surviving beneficiary, we pay the proceeds to your estate. Two or
SP86
                                     - 17 -
                 more persons may be named as primary beneficiaries or contingent beneficiaries. In that case we will assume the proceeds are to be paid in equal shares to the surviving beneficiaries. The owner can specify other than equal shares. The owner reserves the right to change beneficiaries unless the designation of the primary beneficiary has been made irrevocable. If an irrevocable beneficiary has been designated, the owner and irrevocable beneficiary must act together to exercise the rights and options under this policy.

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CHANGE OF OWNER  During your lifetime the owner can transfer ownership of
OR BENEFICIARY   this policy and change the beneficiary. To do this, the
                 owner must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. But the change will not affect any payment made or action taken by us before receipt of the notice of the change at our Service Center.

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SENDING NOTICE   Any written notices or requests should be sent to our
TO US Service Center. The address is shown on the front of this policy. Please include your name, policy number, and, if another owner has been named, the name of the owner.

SP86
                                     - 18 -

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                       HOW VARIABLE LIFE INSURANCE WORKS

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THE SEPARATE     The variable life insurance benefits under this policy are
ACCOUNT provided through investments we make in the separate account designated in Policy Schedule 5. This account is kept separate from our general account and any other separate accounts we may have. It is used to support variable life insurance policies and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the separate account. Assets equal to the reserves and other liabilities of the account won't be charged with liabilities that arise from any other business we conduct. But we may transfer to our general account assets which exceed the reserves and other liabilities of the separate account.
                 The separate account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this policy's purposes. The separate account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission (SEC) under the
                 Investment Company Act of 1940.
                 The separate account is also governed by state laws as designated in Policy Schedule 5. Income, realized and unrealized gains or losses from assets in the separate account are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

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INVESTMENT       The separate account is divided into investment divisions.
DIVISIONS        Each investment division invests in a designated investment portfolio. The divisions and the investment portfolios in which they invest are specified in Policy Schedule 5. Some of the portfolios designated may be managed by a separate investment adviser. Such adviser is registered under the Investment Advisers Act of 1940.
                 Each investment division will be valued at the end of each valuation period. A VALUATION PERIOD is each business day together with any non-business days before it. A BUSINESS
                 DAY for a division is any day the New York Stock Exchange
                 (NYSE) is open for trading, or any day in which the SEC requires request that the mutual funds, unit investment trusts or other investment portfolios be valued.

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CHANGES WITHIN   We may from time to time make additional investment
THE SEPARATE     divisions available to you.  These divisions will invest in
ACCOUNT          investment portfolios we find suitable for this policy.  We also have the right to eliminate investment divisions from the separate account, to combine two or more investment
                 divisions, or to substitute a new portfolio for the
                 portfolio in which an investment division invests. A
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                 substitution may become necessary if, in our judgment, a
                 portfolio no longer suits the purposes of this policy. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason. We would get prior approval from the insurance department of our state of domicile before making such a substitution. This approval process is on file with the insurance department of the jurisdiction in which this policy is delivered. We would also get prior approval from the SEC and any other required approvals before making such a substitution.

                 We reserve the right to transfer assets of the separate account, which we determine to be associated with the class of policies to which this policy belongs, to another separate account.

                 When permitted by law, we reserve the right to:
                       - deregister the separate account under the Investment Company Act of 1940;
                       - operate the separate account as a management company under the Investment Company Act of 1940;
                       - restrict or eliminate any voting rights of policyowners, or other persons who have voting rights as to the separate account; and
                       - combine the separate account with other separate accounts.

                 RIGHT TO EXCHANGE POLICY
                 The owner may exchange this policy for a policy with benefits that do not vary with the investment results of a separate account if:
                       - there is a change in an investment adviser of any portfolio; or
                       - there is a material change in the investment objectives or restrictions of any portfolio in which the investment divisions invest.

                 We will notify the owner if there is any such change. The owner will be able to exchange this policy within 60 days after our notice or the effective date of the change, whichever is later. No evidence of insurability is required on exchange.

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TOTAL INVESTMENT The TOTAL INVESTMENT BASE is the amount that this policy
BASE provides for investment at any time. It is the sum of the investment base in each of the investment divisions. The owner selects the divisions to which to allocate the total investment base. The maximum number of divisions to which
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                 the total investment base may be allocated at any one time is shown in Policy Schedule 1.

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                                     - 21 -

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------------------------------------------------------------------------------
INVESTMENT BASE  ON THE POLICY DATE
IN EACH          On the policy date, the total investment base is allocated
INVESTMENT       among the divisions as shown in Policy Schedule 1.
DIVISION
                 ON EACH SUBSEQUENT POLICY PROCESSING DATE
                 As of each subsequent policy processing date, the investment base in each division is an amount calculated as follows:
                 (1)  We take the investment base in the division on the
                      preceding policy processing date.
                 (2)  We multiply (1) by the division's net rate of return
                      for the period.
                 (3)  We add (1) and (2).
                 (4)  We subtract from (3) the amounts allocated to that
                      division for:
                      (a) mortality cost;
                      (b) any administrative fees;
                      (c) any other fees we describe in Policy Schedule 2;
                          and
                      (d) the cost of any benefits provided by riders to
                          this policy.
                      If a policy processing date is on a policy anniversary, we also subtract:
                      (a) any annual recovery of deferred policy loading;
                          and
                      (b) any net loan cost.
                      All amounts in (4) will be allocated to each division in the proportion that (3) bears to the total investment base.
                 (5)  If the charges in (4) exceed the amount in (3), we
                      will set the investment base in each division to zero. Such excess will be considered as an overdue charge as of such policy processing date.

                 DURING A POLICY PROCESSING PERIOD
                 On a date during a policy processing period, the investment base in each division is determined as follows:
                 (1) We take the investment base in that division on the preceding policy processing date.
                 (2) We multiply (1) by that division's net rate of return for the period from the preceding policy processing date to the date of the calculation.
                 (3)  We add (1) and (2).

------------------------------------------------------------------------------
CHARGES DEDUCTED MORTALITY COST
FROM INVESTMENT  We will determine the mortality cost on each policy
BASE ON EACH     processing date after the policy date as follows:
POLICY           (1)  We determine the policy's NET AMOUNT AT RISK as of the
PROCESSING            previous policy processing date, which is equal to:
DATE AFTER            (a) the death benefit as of such previous policy
THE POLICY DATE           processing date, less

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




                      (b) the cash value as of such previous policy
                          processing date.
                 (2)  We adjust (1) for interest at the rate used in our
                      computations which is shown in Policy Schedule 1 to
                      reflect that:
                      (a) we assume claims are paid immediately upon the
                          death of the insured, and
                      (b) we deduct the mortality cost at the end of a
                           policy processing period.
CHARGES DEDUCTED (3)  We divide (2) by $1,000.
FROM INVESTMENT  (4)  We determine the CURRENT MORTALITY RATE per $1,000
BASE ON EACH POLICY   based on the insured's sex, attained age, underwriting
PROCESSING DATE       class and the value of (3) above.
AFTER THE POLICY (5)  We multiply (3) by (4).
(CONTINUED)           In no event, will (5) be greater than the amount
                      determined by substituting the tabular value as of the previous policy processing date for the amount of cash value in (1)(b) above and the guaranteed maximum mortality rate per $1,000 for the current mortality rate per $1,000 in (4).

                      We may change the current mortality rates per $1,000 from time to time. Any change in the current rates will be as described in CHANGES IN POLICY COST FACTORS. They will never be more than the guaranteed maximum mortality rate per $1,000 shown in Policy Schedule 4.

                 OTHER DEDUCTIONS
                 Administrative and other fees and the annual recovery of deferred policy loading are shown in Policy Schedule 2. The annual recovery of deferred policy loading will be increased if additional payments are made. See ADDITIONAL PAYMENT OPTION. The net loan cost is described in the POLICY LOAN provision. The cost of any benefits from riders is shown in Policy Schedule 2.

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POLICY LOANS     A policy loan reduces the total investment base, while
AND              repayment of a policy loan or any additional payment will
ADDITIONAL       cause an increase in the total investment base. Policy
PAYMENTS         loans or additional payments will be allocated to
WILL CHANGE      investment divisions in accordance with the owner's
OUR              instructions. See POLICY BENEFITS FOR THE OWNER for details
CALCULATIONS     on CALCULATIONS policy loans and additional payments.
                 The amounts allocated to an investment division during a policy processing period will be credited with or charged with the division's net rate of return from the date of allocation to the next policy processing date.

-------------------------------------------------------------------------------
OWNER'S RIGHT    The owner can change the allocation of the total investment
TO CHANGE        base among the investment divisions. The number of changes
ALLOCAITON OF    each year that we will allow is shown in Policy Schedule 1.
TOTAL            To make a change, the owner must provide us with satisfactory

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



INVESTMENT BASE  notice at our Service Center. The change will take effect when we receive the notice. Our calculations will reflect the change.

-------------------------------------------------------------------------------
WHAT HAPPENS ON  If part of the investment base is allocated to an investment
THE MATURITY     division that has a maturity date, then, unless otherwise
DATE OF AN       specified by the owner, the amounts in that division as of
INVESTMENT       the maturity date will be allocated to the investment
DIVISION         division designated for that purpose in Policy Schedule 1.
                 We will notify the owner 30 days in advance of the maturity date. To elect an allocation to other than the division designated in Policy Schedule 1, the owner must provide satisfactory notice to us at least 7 days prior to the maturity date. The allocation on a maturity date will not be considered a change in the allocation of the investment base for purposes of the number of changes permitted.

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



------------------------------------------------------------------------------
MEASUREMENT OF   The investment experience of an investment division is
INVESTMENT       determined at the end of each division's valuation period.
EXPERIENCE
                 INDEX OF INVESTMENT EXPERIENCE
                 We use an INDEX to measure changes in each investment division's experience during a valuation period. We set the index at $10 when the first investments in that division were made. The index for a current valuation period equals the index for the preceding valuation period multiplied by the experience factor for the current period.

                 HOW WE DETERMINE THE EXPERIENCE FACTOR
                 The EXPERIENCE FACTOR for an investment division's valuation period reflects the investment experience of the portfolio in which the division invests as well as the charges assessed against the division. The factor is calculated as follows:
                 (1) We take the net asset value as of the end of the current valuation period of the portfolio in which the division invests.
                 (2) We add to (1) the amount of any dividend or capital gains distribution declared during the current valuation period for the investment portfolio. We subtract from that amount a charge for our taxes, if any.
                 (3) We divide (2) by the net asset value of the portfolio at the end of the preceding valuation period.
                 (4) We subtract a charge not to exceed the daily Asset Charge shown in Policy Schedule 2 for each day in the valuation period. This charge is to cover expense, mortality and minimum death benefit guarantee risks that we are assuming.
                 (5) For divisions investing in unit investment trusts only, we subtract an additional charge not to exceed the daily Trust Charge shown in Policy Schedule 2 for each day in the valuation period. This charge is to cover the actual costs incurred in the purchase or sale of units of the trusts.

                 Calculations for divisions investing in the mutual fund portfolios are made on a per share basis. Calculations for divisions investing in unit investment trusts are on a per unit basis.

------------------------------------------------------------------------------
NET RATE OF      Here's how we find an investment division's NET RATE OF
RETURN FOR AN    RETURN for a policy processing period:
INVESTMENT       (1)   We determine the change in the division's index from
DIVISION               the policy processing date at the beginning of the
                       period to the policy processing date at the beginning
                       of the next period.
                 (2)   We divide this by the index as of the policy processing
                       date at the beginning of the period.
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                  We follow a consistent method for less than a full policy
                  processing period.

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-------------------------------------------------------------------------------
                 POLICY BENEFITS FOR THE OWNER

                 There are important rights and benefits that are available to the owner of this policy during your lifetime. We discuss some of these rights and benefits in this section.

-------------------------------------------------------------------------------
ADDITIONAL       The owner may make additional payments under this policy
PAYMENT OPTION   after the end of the free look period.  To make a payment, the owner must provide us with satisfactory notice at our Service Center. This may be subject to evidence of insurability based on our underwriting rules. Restrictions on additional payments, such as your attained age and the timing and amount of each payment, are shown in Policy Schedule 1. We reserve the right to defer acceptance of or to return any additional payments. Unless otherwise specified by the owner, additional payments will be used first to repay any policy debt and treated as a loan repayment. See POLICY LOAN.

                 When an additional payment is to be treated as a premium, here is what happens as of the date we receive and accept the additional payment:
                 - The total investment base will increase by the amount of the payment less any premium loading shown in Policy
                        Schedule 2.
                 - The increase in the total investment base will be allocated among the investment divisions in accordance with instructions from the owner. If no such instructions are received by us, allocation will be among the investment divisions in proportion to the investment base in each division as of the date we receive and accept the additional payment.
                 - The deferred policy loading in the policy year of payment will increase. Such increase will be recovered in level installments from this policy's investment base. See Policy Schedule 2 for details.

                 As of the policy processing date on or next following the date of receipt and acceptance of the additional payment:
                 - The guaranteed benefits will increase. See HOW WE DETERMINE THE GUARANTEE PERIOD AND FACE AMOUNT.
                 - The Variable Insurance Amount will reflect the additional payment.

                 If you die prior to the policy processing date on or next following the date of receipt and acceptance of any additional payment, we will return the full amount of any additional payments received during the policy processing period together with the death benefit proceeds determined without taking into account the additional payment.

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




                 A confirmation of receipt of the additional payment will normally be sent within 7 days of receipt.

-----------------------------------------------------------------------------
CASH VALUE       CASH VALUE
BENEFITS         We calculate the cash value as follows:

                 ON THE POLICY DATE
                 The cash value equals the total investment base plus any policy debt less the deferred policy loading for the first policy year.

                 ON EACH SUBSEQUENT POLICY PROCESSING DATE
                 The cash value equals the total investment base plus the policy debt, less the deferred policy loading for the current policy year. On a policy processing date other than a policy anniversary, we also subtract the pro-rata net loan cost since the last policy anniversary (or since the policy date if during the first policy year).

                 ON A DATE DURING A POLICY PROCESSING PERIOD
                 The cash value equals the total investment base plus the policy debt as of such date, less the pro-rata net loan cost since the last policy anniversary (or since the policy date if during the first policy year), less the deferred policy loading for the current policy year, less the pro-rata mortality cost since the last policy processing date, and less any administrative and other fees which would otherwise be deducted on the next policy processing date.

                 SURRENDERING TO RECEIVE THE NET CASH VALUE
                 The owner can surrender this policy at any time and receive its net cash value. The net cash value may be paid in cash or under one or more income plans. See CHOOSING AN INCOME PLAN. The NET CASH VALUE is the cash value minus any policy debt. To surrender this policy, the owner must return it to our Service Center with a signed request for surrender in a form satisfactory to us. The surrender will take effect on the date this policy and the request are sent to us. The net cash value will vary daily. We will determine the net cash value as of the date we receive this policy and the signed request at our Service Center. We'll usually pay the net cash value within 7 days. But we may delay payment when we are not able to determine the amount because:
                 -   the NYSE is closed for trading; or
                 -   the SEC determines that a state of emergency exists.

-------------------------------------------------------------------------------
POLICY LOAN      The owner may borrow money from us. This policy will be the only security we require for the loan. A loan may be taken any time this policy is in effect. The owner may repay all or part of the loan at any time while you are living.

                 LOAN VALUE
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                 The loan value is:
                 -  75% of the cash value during the first 3 policy years; or
                 -  90% of the cash value after the first 3 policy years.

                 The amount of the loan may not exceed the loan value. Any existing policy debt will be deducted from a new loan. The minimum permissible amount of any loan and repayment are shown in Policy Schedule 1.

                 INTEREST
                 The loan interest rate is shown in Policy Schedule 1. Interest accrues (builds up) each day. Interest payments are due at the end of each policy year. If interest isn't paid when due, it will be added to the amount of the loan. The sum of all outstanding loans plus accrued interest is called the POLICY DEBT.

                 If the policy debt exceeds the larger of the cash value and the tabular value, we will terminate this policy. We will not do this, however, until 61 days after we mail notice of our intent to terminate. We'll notify, at their last known

-------------------------------------------------------------------------------
POLICY LOAN      addresses, the owner and anyone who holds this policy as
(CONTINUED)      collateral.

                 EFFECT OF A LOAN
                 A loan will be transferred out of the separate account, and a repayment will be transferred in. Loans and repayments will be allocated among the investment divisions in accordance with instructions given by the owner. The owner may change that allocation by sending satisfactory notice to us. If no such instructions are on record, the loan or repayment will be allocated in proportion to the investment base in each division as of the date of the loan or repayment.

-------------------------------------------------------------------------------
                 A loan, WHETHER OR NOT REPAID, will have a PERMANENT EFFECT on the cash values and may have a permanent effect on the death benefits. See HOW VARIABLE LIFE INSURANCE WORKS. If not repaid, the policy dept will reduce the amount of death benefit proceeds and cash value benefits.

                 NET LOAN COST
                 The net loan cost will be calculated as follows:
                 (1) We determine the policy debt as of the previous policy anniversary.
                 (2)   We multiply (1) by the loan charge shown in Policy
                       Schedule 2.

                 Loans and repayments during a policy year will affect our calculations.


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



                 WHEN WE WILL MAKE THE LOAN
                 We'll usually loan the money within 7 days after we receive a request satisfactory to us. But we may delay making the loan when we are not able to determine the loan value because:
                 -   the NYSE is closed for trading; or
                 -   the SEC determines that a state of emergency exists.

                 If the loan is to be used to pay premiums on another Variable Life Insurance Policy offered by us, we'll make the loan immediately.

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ASSIGNMENT-USING The owner can assign this policy as collateral security for
THIS POLICY AS   a loan or other obligation.  This does not change the
COLLATERAL       ownership.  But the owner's rights and any beneficiary's
SECURITY         rights are subject to the terms of the assignment.  To make or release an assignment, we must receive written notice, satisfactory to us, at our Service Center. We're not responsible for the validity of any assignment.

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RIGHT TO         The owner may exchange this policy for a policy with
EXCHANGE FOR     benefits that do not vary with the investment results of a
FIXED LIFE       separate account. The exchange must be elected within 18
INSURANCE        months from the date of issue. No evidence of insurability will be required.

                 The owner may also exchange this policy under other circumstances. See CHANGES WITHIN THE SEPARATE ACCOUNT. We'll issue the new policy on your life after we receive:
                 -   a proper written request; and
                 -   this policy.


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-------------------------------------------------------------------------------
RIGHT TO         OTHER FACTS ABOUT THE NEW POLICY
EXCHANGE FOR     The new policy's owner and beneficiary will be the same as
FIXED LIFE       those of this policy as of the date of the exchange. The new
INSURANCE        policy will have the same issue age, issue date, face amount,
(CONTINUED)      cash value and underwriting class as this policy. Any policy debt under this policy will be carried over to the new policy.

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-------------------------------------------------------------------------------
                              INSURANCE BENEFITS

-------------------------------------------------------------------------------
VARIABLE         The Variable Insurance Amount on the policy date equals the
INSURANCE AMOUNT cash value as of such date multiplied by the net single premium factor for your issue age. Thereafter, the Variable
                 Insurance Amount will vary on each policy processing date based on the investment results and any additional payments made. The Variable Insurance Amount will be determined as of each policy processing date and will remain constant for the following policy processing period. It will be determined as follows:
                 (1)    We determine the cash value of the policy as of such
                        date; and
                 (2)    We multiply (1) by the net single premium factor for
                        your attained age as of such date.

                 In no event will the Variable Insurance Amount on such policy processing date be less than that required to keep this policy qualified as life insurance under the Federal income tax laws. The table of net single premium factors is shown in Policy
                 Schedule 3.

-------------------------------------------------------------------------------
HOW WE DETERMINE ON THE POLICY DATE
THE GUARANTEE    The Guarantee Period and face amount on the policy date are
PERIOD AND FACE  shown in Policy Schedule 1. The Guarantee Period and face
AMOUNT           amount are not affected by investment results nor the
                 allocation of the total investment base among the investment divisions. They will change as described below as a result of additional payments.

                 WHEN AN ADDITIONAL PAYMENT IS MADE
                 (1) We take the immediate increase in cash value resulting from the additional payment.
                 (2) We add to (1) interest at the rate used in our computations shown in Policy Schedule 1 for the period from the date we receive and accept the additional payment as a premium to the policy processing date on or next following such date. This is the GUARANTEE ADJUSTMENT AMOUNT.
                 (3) If the Guarantee Period prior to payment is less than for life; The total of the guarantee adjustment amount and the tabular value will be used to calculate a new Guarantee Period. Any part of such total in excess of the amount required to increase the Guarantee Period to the whole of life will be applied as in (4) below.
                 (4) If the Guarantee Period is for life; The guarantee adjustment amount or excess amount from (3) above will be applied as a net single premium for the whole of life to increase the face amount of this policy.

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-------------------------------------------------------------------------------
HOW WE DETERMINE TABULAR VALUE
THE GUARANTEE    The tabular value at issue of this policy equals this
PERIOD AND FACE  policy's cash value. Thereafter, the tabular value equals
AMOUNT           the present value of future death benefits from the date of
(CONTINUED)      calculation to the end of the Guarantee Period. For the
                 purpose of this calculation, the death benefit used is this policy's face amount as of the date of calculation.

                 All calculations will be based on the mortality table and interest rate used in our computations shown in Policy
                 Schedule 1.

-------------------------------------------------------------------------------
PROCEEDS         We will pay the death benefit proceeds to the beneficiary
PAYABLE TO       upon your death.  The proceeds may be paid in cash or under
THE BENEFICIARY  one or more income plans.  See CHOOSING AN INCOME PLAN.

                 DEATH BENEFIT PROCEEDS
                 Death benefit proceeds are determined as follows:
                 (1) We determine this policy's death benefit, which is the larger of the face amount and the Variable Insurance Amount.
                 (2)    We subtract from (1) any policy debt.
                 (3)    We add to (2) any amounts due from riders.

                 We will subtract from (3) any overdue charges if you die during the grace period.

                 The values above will be those as of your date of death. The death benefit as of the date of death will never be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.

                 HOW TO CLAIM DEATH BENEFIT PROCEEDS
                 The beneficiary should contact our Service Center for instructions. We'll usually pay the proceeds within 7 days after we receive proof of your death, and any other requirements. We may delay payment of all or part of the death benefit if we have not been able to determine this policy's cash value as of the last policy processing date because:
                 -  the NYSE is closed for trading; or
                 -  the SEC determines that a state of emergency exists.

                 If a delay is necessary and death occurs prior to the end of the Guarantee Period or during a grace period, we may delay payment of any excess of the death benefit over the face amount. After the Guarantee Period and as long as this policy is not in the grace period, we may delay payment of the entire death benefit. We will add interest to the death benefit proceeds at an annual rate of at least 4% from the date of death to the date of payment. Interest added to

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




                 death benefit proceeds will not be less than that required by any applicable law.

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                 CHOOSING AN INCOME PLAN

                 The owner may choose one or more income plans for the payment of death benefit proceeds during your lifetime. If, at the time of your death, no plan has been chosen for paying death benefit proceeds, the beneficiary may choose a plan within one year. The owner may also elect an income plan on surrender of the policy for its net cash value. For each plan we'll issue a separate written agreement putting the plan into effect.

                 Our approval is needed for any plan where:
                 - the person named to receive payment is other than the owner or beneficiary; or
                 - the person named is not a natural person, such as a corporation; or
                 -   any income payment would be less than $100.

-------------------------------------------------------------------------------
THE INCOME PLANS There are six income plans to choose from.  They are:

                 PLAN 1.  INCOME FOR A FIXED PERIOD
                 Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the amount shown in the following table. Values for annual, semi-annual or quarterly payments are available on request.

                       Table of Income for a Fixed Period
                       (Payments for Each $1,000 Applied)
                 ---------------------------------------------------------
                       Fixed Period  Monthly    Fixed Period   Monthly
                         of Years    Income       of Years     Income
                        ----------   ------     ------------   ------
                             1       $84.47        16          $6.53
                             2        42.86        17           6.23
                             3        28.99        18           5.96
                             4        22.06        19           5.73
                             5        17.91        20           5.51
                             6        15.14        21           5.32
                             7        13.16        22           5.15
                             8        11.68        23           4.99
                             9        10.53        24           4.84
                            10         9.61        25           4.71
                            11         8.86        26           4.59
                            12         8.24        27           4.47
                            13         7.71        28           4.37
                            14         7.26        29           4.27
                            15         6.87        30           4.18
                 ---------------------------------------------------------

                 PLAN 2. INCOME FOR LIFE
                 Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods

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



                 certain are available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed payments, payments continue until his or her death.

                 We guarantee each payment will be at least the amount shown in the following table. By age we mean the named person's age on his or her birthday nearest the plan's effective date. Amounts for ages not shown are available on request.

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



-------------------------------------------------------------------------------
THE INCOME                  Tables for Income for Life
PLANS            (Monthly Payments for Each $1,000 Applied)
(CONTINUED)


                 ---------------------------------------------------------------------
                                          Payments to a Male

                 Age       10 Years Certain      20 Years Certain      Refund Certain
                 ---       ----------------      ----------------      --------------
                 0-10            $3.24                $3.23               $3.22
                 15               3.32                 3.31                3.30
                 20               3.41                 3.40                3.39
                 25               3.52                 3.51                3.50
                 30               3.66                 3.64                3.63
                 35               3.84                 3.81                3.79
                 40               4.07                 4.00                3.99
                 45               4.36                 4.23                4.24
                 50               4.71                 4.50                4.54
                 55               5.14                 4.79                4.92
                 60               5.68                 5.10                5.39
                 65               6.35                 5.38                6.01
                 70               7.17                 5.60                6.83
                 75               8.07                 5.72                7.94
                 80               8.93                 5.75                9.48
                 85 & over        9.54                 5.75                 --
                 ---------------------------------------------------------------------

                 ---------------------------------------------------------------------
                                           Payments to a Female

                 Age       10 Years Certain     20 Years Certain      Refund Certain
                 ---       ----------------     ----------------      --------------
                 0-10            $3.17                $3.16               $3.15
                 15               3.23                 3.22                3.21
                 20               3.30                 3.29                3.28
                 25               3.39                 3.38                3.37
                 30               3.50                 3.49                3.48
                 35               3.64                 3.62                3.61
                 40               3.81                 3.78                3.77
                 45               4.04                 3.99                3.98
                 50               4.33                 4.23                4.24
                 55               4.70                 4.53                4.57
                 60               5.17                 4.87                4.99
                 65               5.80                 5.22                5.55
                 70               6.63                 5.51                6.32
                 75               7.64                 5.68                7.39
                 80               8.64                 5.74                8.85
                 85 & over        9.33                 5.75                 --
                 ---------------------------------------------------------------------

                 PLAN 3. INTEREST PAYMENT
                 Amounts can be left with us to earn interest at an annual rate of at least 3%. Interest payments can be made annually, semi-annually, quarterly or monthly.

                 PLAN 4. INCOME OF A FIXED AMOUNT
SP86
                                     - 37 -

THE INCOME       Payments of an agreed fixed amount are made annually, semi-
PLANS            annually, quarterly or monthly. The fixed amount per year
(CONTINUED)      must be at least $60 for each $1,000 of the amount applied.
                 The amount applied will earn interest at an annual rate of at least 3%. Payments will continue until the amount applied and interest are fully paid.

                 PLAN 5. JOINT LIFE INCOME
                 This plan is available if there are two persons named to receive payments. At least one of the persons named must be either the owner or beneficiary of this policy. Monthly payments are made as long as at least one of the named persons is living. We guarantee the payments will be at least the amount shown in the following table while both named persons are alive. When one dies, we guarantee to continue paying the other at least two-thirds of the amount shown. By age we mean the named person's age on his or her birthday nearest the plan's effective date. Amounts for two males, two females, or for ages not shown in the table below are available on request.


                           Table of Joint Life Income
                   (Monthly Payments for Each $1,000 Applied)

                                   Female Age

                             55        60      65       70      75
                          --------------------------------------------
                       50    $4.55    $4.76   $4.99    $5.26   $5.56

                       55     4.75     4.99    5.27     5.59    5.95

                       60     4.96     5.25    5.59     5.98    6.42

Male Age               65     5.18     5.53    5.94     6.43    6.99

                       70     5.43     5.84    6.33     6.94    7.66

                       75     5.69     6.16    6.73     7.49    8.41
                           -------------------------------------------

                 PLAN 6. ANNUITY PLAN
                 An amount can be used to buy any single premium annuity we offer on the plan's effective date. However, the annuity can be bought at a rate 3% less than the rate new applicants pay. Annuities combine features of guaranteed income and payment similar to plans 2 and 5.

------------------------------------------------------------------------------
PAYMENTS         WHEN When the person named to receive payments dies, we
NAMED PERSON     will pay any amount still due as provided by the plan
DIES             agreement. The amounts still due are determined as follows:

                 - For plans 1, 2, or 4, any remaining guaranteed payments will be continued. Under plan 4, any unpaid proceeds with SP86
                                      - 38 -
                 any accrued interest may be paid in a single sum. Under plans 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is 3% for plan 1 and 3 1/2% for plan 2. But we will use the interest rate we used to calculate the payment for plans 1 and 2, if they were not based on the table in this policy.
                 - For plan 3, we'll pay the amount left with us and any accrued interest.
                 - For plan 5, no amounts are payable after both named persons have died.
                 - For plan 6, the annuity agreement will state the amount due, if any.

-------------------------------------------------------------------------------

                 OTHER IMPORTANT INFORMATION

-------------------------------------------------------------------------------
LIMITS ON OUR    We rely on the statements made in the applications.
CONTESTING       Legally, they are considered representations, not
THIS POLICY      warranties.  We can contest the validity of this policy if any material misstatements are made in the initial application, a copy of which is attached.
                 We can also contest any amount of death benefit which would not be payable except for the fact that an additional payment was made if any material misstatements are made in any application required with the additional payment.

                 We won't contest the validity of this policy after this policy has been in effect during your lifetime for two years from the date of issue. Nor will we contest any amount of death benefit attributable to an additional payment after it has been in effect during your lifetime for two years from the date of such payment.

                 If this policy is reinstated this provision will be measured from the effective date of the reinstated policy.

------------------------------------------------------------------------------

WHEN WE WILL     At any time before the end of the Guarantee Period, we will
TERMINATE THIS   terminate this policy only if the policy debt exceeds the
POLICY           larger of the cash value and the tabular value. See POLICY
                 LOAN provision. At any time after the end of the Guarantee
                 Period, we will terminate this policy if the net cash value as of a policy processing date less the overdue charges as of such date is negative. We will not do this, however, until the end of the grace period.

WHEN WE WILL     GRACE PERIOD

SP86
                                     - 39 -

TERMINATE THIS   The grace period will end 61 days after we mail a notice
POLICY           that we may terminate this policy because of insufficient cash value. To avoid termination, the owner must pay us at least the grace amount shown in Policy Schedule 1. This amount will be specified on the notice we send. If you die during the grace period, we will pay the beneficiary the death benefit proceeds in effect immediately prior to the grace period reduced by any overdue charges.

                 REINSTATEMENT
                 If we have terminated this policy at the end of the grace period, the owner may reinstate it by making an additional payment while you are alive if:
                 - The owner asks for reinstatement within three (3) years after the end of the grace period;
                 -  We receive satisfactory evidence of your insurability; and
                 - The Guarantee Period after reinstatement is at least 5 years from the effective date of the reinstated policy.

                 The effective date of the reinstated policy will be the policy processing date on or next following the date we approve your reinstatement application.

------------------------------------------------------------------------------
QUARTERLY REPORT We will send the owner a report four (4) times a policy year within 31 days after the end of each policy quarter. The report will show the death benefit, cash value, and policy debt as of the end of the policy quarter. The report will also show the allocation of the total investment base as of such date and the amounts deducted from or added to the total investment base since the last quarterly report. the report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.

-------------------------------------------------------------------------------
CHANGING THIS    This policy or any benefit riders may be changed to another
POLICY           plan of insurance according to our rules at the time of the change.

------------------------------------------------------------------------------
POLICY CHANGES - For you and the owner to receive the tax treatment
APPLICABLE TAX   accorded to life insurance under Federal law, this
LAW              policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code or successor law.
                 Therefore, to assure this qualification, we have reserved in this policy the right to defer acceptance of or to return any additional payments that would cause the policy to fail to qualify as life insurance under applicable tax law as interpreted by us. Further, we reserve the right to make changes in this policy or its riders or to make distributions

SP86
                                     - 40 -
                 from the policy to the extent we deem it necessary to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The owner will be given advance written notice of such changes.

-------------------------------------------------------------------------------

ERROR IN AGE     If an age or sex as stated in the application is wrong, it
OR SEX           could mean the face amount, Guarantee Period, or any other policy benefit is wrong. Therefore, amounts payable under this policy or its riders will be what the premium paid would have bought at the true age or sex.

-------------------------------------------------------------------------------

SUICIDE If you commit suicide within two years from the date of issue, while sane or insane, the death benefit will be limited to the amount of the single premium paid.

                 If you commit suicide, while sane or insane, within two years of any date we receive and accept an additional payment, any amount of death benefit which would not be payable except for the fact that the additional payment was made will be limited to the amount of the additional payment.

                 The death benefit WE will pay will be reduced by any policy debt.

-------------------------------------------------------------------------------
CLAIMS OF        The proceeds of this policy will be free from creditors'
CREDITORS        claims to the extent allowed by law.

-------------------------------------------------------------------------------
NON-PARTICIPATING   This policy does not participate in the divisible surplus
                    of Monarch.

-------------------------------------------------------------------------------
AUTHORITY TO     All agreements made by us must be signed by our president
MAKE AGREEMENTS  or a vice president and by our secretary or an assistant secretary. No other person, including an insurance agent or broker, can:
                 -  change any of this policy's terms;
                 -  extend the time for paying premiums; or
                 -  make any agreement binding on us.

-------------------------------------------------------------------------------

CHANGES IN POLICY   Changes in policy cost factors (expense charges, current
COST FACTORS        mortality rates, net loan costs) will be by class and based upon changes in future expectations for such elements as:
                    mortality, persistency, expenses and taxes. Any change in policy cost factors will be determined in accordance with procedures and standards on file, if
SP86
                    required, with the insurance supervisory official of the jurisdiction in which this policy is delivered

-------------------------------------------------------------------------------
REQUIRED NOTE ON Our computations of reserves, cash values, tabular values, OUR COMPUTATIONS net single premiums, and net single premium factors are based on interest at the rate shown in Policy Schedule 1. Our computations are based on the mortality table shown in Policy
                 Schedule 1. When making our computations, we assume that death claims are paid immediately. Mortality and expense risks of Monarch shall not adversely affect the dollar amount of insurance benefits or cash values.

                 We have filed a detailed statement of our computations with the insurance supervisor of the state or jurisdiction where this policy is delivered. All policy values equal or exceed those required by the law of that state or jurisdiction. Any benefit provided by an attached rider will not increase these values unless stated in that rider.

                 We also use the mortality table shown in Policy Schedule 1 as the basis for our computations of the maximum mortality costs. Our computations reflect the insured's attained age, sex and underwriting class.

SP86
                                     - 42 -

[LOGO] MONARCH LIFE INSURANCE COMPANY SPRINGFIELD, MASSACHUSETTS APPLICATION FOR MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE

------------------------------------------------------------------------------
INFORMATION ABOUT    [X] Mr. [ ] Mrs. [ ] Miss [ ] Ms. [ ] Other: ________
THE PROPOSED     Marital status:Married
INSURED
                 Last name  ROE        First RICHARD            Middle
                 --------------------------------------------------------------

                 Street address (permanent residence) 80 Any Street
                 --------------------------------------------------------------

                 City SPRINGFIELD       State MASS.           Zip Code 01133
                 --------------------------------------------------------------

                 Telephone (413)555-1111   Soc. Sec. or tax ID no.000-00-0000
                 --------------------------------------------------------------

                 Date                   Place                     Age nearest
                 of birth 1  / 1 / 51   of birth MASS  Sex M      birthday 35
                 --------------------------------------------------------------

                 Height 5'11" Weight 170 Occupation and duties Management
                 --------------------------------------------------------
                 Consultant
                 ----------

                 During the past FIVE YEARS, has the proposed insured:

                 (1) had heart, liver, lung or kidney trouble, high blood pressure, stroke, diabetes, cancer or nervous disorder?
                       [ ] Yes [X] No

                 (2) been hospitalized or received medical or surgical treatment or advice for any ailment, sickness or injury other than colds, minor viral infection, minor injuries and normal pregnancies? [ ] Yes [ ] No

IF ANSWER TO     Condition(s)                                   Date(s)
QUESTION 1 OR 2  --------------------------------------------------------------
IS YES, PLEASE   Treatment or advice
GIVE DETAILS     --------------------------------------------------------------
HERE.            Physician/Hospital                  Address
                 --------------------------------------------------------------
                 (3)   Has the proposed insured smoked any cigarettes within
                       the last 12 months? [X] Yes [ ] No

ATTACH ADDITIONAL(4)   Has the proposed insured ever been refused life
PAGE IF MORE           insurance, been offered a modified or rated policy, or
SPACE IS NEEDED.       had an insurance company postpone, cancel or withdraw
                       an application for life insurance? [ ] Yes [X] No

IF ANSWER TO     (5)   Does the proposed insured now perform his/her usual
QUESTIONS              occupational duties full-time? [ ] Yes [ ] No
4, 5 OR 6        (6)   Has the proposed insured engaged in hang gliding,
IS YES, EXPLAIN        skydiving or motor vehicle racing in the past year, or
IN REMARKS.            plan to engage in these activities within the next two
                       years? [ ] Yes [X] No


APP86-5
                                       1

                 (7) Has the proposed insured flown other than as a passenger in the past 24 months? [ ] Yes [X] No Hours last 12 months: ___
                       Hours previous 12 months: ___
                       Type of license: _______________________

-------------------------------------------------------------------------------

INFORMATION ABOUT      Name(s) MARY ROE
THE OWNER              --------------------------------------------------------
(IF DIFFERENT FROM     Street address 80 Any Street    Telephone (413)555-1111
PROPOSED INSURED)      --------------------------------------------------------
                       City  SPRINGFIELD   State      MASS.     Zip Code 00113
                       --------------------------------------------------------
                       Relationship to                 Soc. Sec. or
                       proposed insured  WIFE          tax ID no. 000-00-0000
                       --------------------------------------------------------
                       Contingent owner NONE
                       --------------------------------------------------------

-------------------------------------------------------------------------------

INFORMATION      Basic cover: $100,000        Single premium and/or
ABOUT THE PLAN                ---------------
APPLIED FOR      $____________ Face amount
                 IF YOU DO NOT SPECIFY BOTH, YOU MUST SPECIFY EITHER:
                 [ ] Guarantee Period for Life (maximum investment)
                 [ ] Minimum Guarantee Period (maximum face amount)

                 IMMEDIATE ANNUITY RIDER: $_________ Single premium or $ _________ income per ___________
                 [ ] Ten year certain [ ] Other (as limited by our rules),
                 SPECIFY: ____________________________________________

                 OPTIONAL RIDERS (CHARGES DEDUCTED FROM INVESTMENT BASE):
                 [ ] Guarantee of insurability
                 [ ] Other, specify: ________________
                 [ ] Other, specify: ________________

                 AMOUNT SUBMITTED WITH APPLICATION (MAKE CHECK PAYABLE TO MONARCH LIFE):
                 Basic cover $______________
                 Immediate Annuity Rider $_________________
                 Total $________________

------------------------------------------------------------------------------

INFORMATION ON   The applicant has received a copy of Edition No. 1
THE INVESTMENT'S                                                  --
SUITABILITY      of the prospectus, and understands ___

                   (8) the policy's cash value may increase or decrease depending on the investment results and the cash value on surrender may be less than the policy's investment base?
                        [ ] Yes [ ] No

IF ANSWER TO       (9)  the death benefit (exclusive of optional
QUESTION 11 IS YES,     benefits) may increase or decrease depending
LIST ALL COMPANIES      on the investment results, but will never be
AND POLICY NUMBERS      less than the guaranteed minimum during the
IN REMARKS.             Guarantee Period?  [ ] Yes [ ] No

APP86-5
                                       2

                   (10) the policy is a long-term commitment to meet
                        insurance needs and financial goals?
                        [x] Yes [ ] No

                   (11) Will this policy replace or change an existing
                        insurance policy or annuity?  [ ] Yes [X] No

-------------------------------------------------------------------------------

INFORMATION ON THE  DIVISION                    VARIABLE ACCOUNT A
INITIAL INVESTMENT  (SPECIFY BY NAME)           (SPECIFY BY LETTER
ALLOCATION                                      DESIGNATION)
(BASIC COVERAGE
ONLY)               Money   100% or $____
                            ---
                    Reserve
                    -------
                    _______ ___% or $____       Note: Allocation of initial
SHOW THE AMOUNT     _______ ___% or $____       investment base to other than
IN DOLLARS OR       _______ ___% or $____       a money market division is
PERCENTAGES (IN     _______ ___% or $____       subject to the provisions of
WHOLE NUMBERS).     Total   ___% or $____       the prospectus and Monarch
                                                Life Insurance Company's rules
                                                and limits.  Any change in
                                                allocation prior to the
                                                issuance of the policy must
                                                requested by the applicant
                                                in  writing.

-------------------------------------------------------------------------------

INFORMATION ABOUT   BENEFICIARY(IES):           CONTINGENT BENEFICIARY(IES):
THE BENEFICIARY
                    --------------------------  -----------------------------
SHOW NAME(S) AND    --------------------------  -----------------------------
RELATIONSHIP(S)     --------------------------  -----------------------------
TO PROPOSED
INSURED.            The owner reserves the right to change the beneficiary
                    unless indicated above.

-------------------------------------------------------------------------------

REMARKS
(ATTACH             -----------------------------------------------------------
ADDITIONAL PAGE     -----------------------------------------------------------
IF NECESSARY)       -----------------------------------------------------------

-------------------------------------------------------------------------------

IMPORTANT           Upon request, illustration of death benefits and cash
INFORMATION         values comparing the policy applied for and fixed life
                    insurance policy for the same premium will be furnished.

                    The death benefit under a policy may increase or decrease on each policy processing date, depending upon the investment results of the policy. Regardless of investment results, the death benefit can never be less than the guaranteed minimum

APP86-5
                                       3
                    during the Guarantee Period. The policy's cash value may increase or decrease on any day, depending upon the investment results. No minimum cash value is guaranteed.

-------------------------------------------------------------------------------

AGREEMENT AND       By signing below, you acknowledge the explanation above and
SIGNATURES          agree that to the best of your knowledge, all statements and answers in this application are complete and true and may
                    be relied upon in determining whether to issue the policy.
                    Your answers will form a part of any policy to be issued,
                    and no medical examiner or registered representative has
AGREEMENT AND       authority to modify this agreement or waive any of Monarch's
SIGNATURES          rights or requirements.

                    You also understand that no policy will take effect unless while the insured is living, the single premium is paid and the policy is delivered to and accepted by the owner and unless answers and statements in this application continue to be complete and true at the time of such payment and delivery.

                    Proposed insured RICHARD ROE            Applicant MARY ROE
                    --------------------------------        ------------------
                    Agent/Witness JOHN Q. AGENT             Agent/Witness
                    --------------------------------        ------------------
                    Date of application 1/1/86     City Springfield  State MA
                    -----------------------------------------------------------
                    Print name of
                    Registered Representative JOHN Q. AGENT
                    -----------------------------------------------------------
                    Soc. Sec. no.000-00-0000
                    -----------------------------------------------------------
                    Broker-Dealer SPRINGFIELD EQUITIES Branch office SPRINGFIELD
                    ------------------------------------------------------------

-------------------------------------------------------------------------------

MODIFIED SINGLE         Variable life insurance payable upon death of insured.
PREMIUM VARIABLE        Death benefit subject to guaranteed minimum during
LIFE INSURANCE POLICY   Guarantee Period.  Guaranteed minimum is policy's face
                        amount. Single premium. Additional payment option.
                        Non-participating. Investment results reflected in policy benefits.

APP86-5
                                       4